Exhibit 99.2

Participants

CORPORATE PARTICIPANTS

Pablo E. Paez

Executive Vice President-Corporate Relations, The GEO Group, Inc.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

OTHER PARTICIPANTS

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Henry Coffey

Analyst, Wedbush Securities, Inc.

Kirk Ludtke

Analyst, Imperial Capital LLC

James H. Black

Senior Vice President & President-Secure Services, The GEO Group, Inc.

Ann M. Schlarb

President-GEO Care & Senior Vice President, The GEO Group, Inc.

Jose Gordo

Chief Executive Officer & Director, The GEO Group, Inc.

Joseph J. Farricielli

Analyst, Cantor Fitzgerald

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Oren Shaked

Managing Director, BTIG LLC

Management Discussion Section

Operator

Good day, and welcome to The GEO Group Second Quarter 2021 Earnings Call. [Operator Instructions]

Please note, this event is being recorded.

I would now like to turn the conference over to Pablo Paez, Executive Vice President of Corporate Relations. Please go ahead.

Pablo E. Paez

Executive Vice President-Corporate Relations, The GEO Group, Inc.

Thank you, operator. Good morning, everyone, and thank you for joining us for today’s discussion of The GEO Group’s second quarter 2021 earnings results.

With us today are George Zoley, Executive Chairman of the Board; Jose Gordo, Chief Executive Officer; Brian Evans, Chief Financial Officer; Ann Schlarb, President of GEO Care; and James Black, President of GEO Secure Services.

This morning, we will discuss our second quarter results and our outlook. We will conclude the call with a question-and-answer session. This conference call is also being webcast live on our investor website at investors.geogroup.com.

Today, we will discuss non-GAAP basis information. A reconciliation from non-GAAP basis information to GAAP basis results is included in the press release and supplemental disclosure we issued this morning. Additionally, much of the information we will discuss today, including the answers we give in response to your questions, may include forward-looking statements regarding our beliefs and current expectations with respect to various matters. These forward-looking statements are intended to fall within the Safe Harbor provisions of the securities laws. Our actual results may differ materially from those in the forward-looking statements as a result of various factors contained in our Securities and Exchange Commission filings, including the Form 10-K, 10-Q and 8-K reports.

With that, please allow me to turn this call over to our Executive Chairman, George Zoley. George?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Thank you, Pablo, and good morning to everyone. It is my pleasure to welcome our new CEO, Jose Gordo, and our new President of GEO Secure Services, James Black, who are joining Brian and myself on today’s call.

We are pleased with our strong second quarter results and our increased financial guidance for the full year. We believe our financial performance during the second quarter is representative of the resiliency and strength of our diversified business segments. Our better than expected performance was driven by continued favorable cost trends as well as higher occupancies at our U.S. Marshals and ICE facilities, and increased revenue and earnings from our electronic monitoring segment.

Since the end of the first quarter, the census at our U.S. Marshals facilities has increased by approximately 10% and the overall census at our ICE facilities has increased by approximately 100% during the same period. With respect to the Bureau of Prisons, we completed the previously announced transition of our Great Plains Correctional Facility to an idle status in May of 2021. We are actively marketing our Great Plains facility and our other idle facilities for use by other state and federal agencies.

As we highlighted previously, the President issued an executive order in January of this year directing the U.S. Attorney General not to renew Department of Justice contracts with privately operated criminal detention facilities. Our base case assumption continues to be that our remaining BOP prison contracts will not be renewed, resulting in two additional BOP correctional facilities closing in November 2021. It is important to note that during the second quarter of 2021, we successfully renewed five BOP reentry contracts, which are not expected to be impacted by the executive order. In fact, we are pleased to have been recently awarded a new BOP contract for a reentry center in the Tampa area, which is the first new BOP residential reentry contract awarded to GEO in several years.

With respect to the U.S. Marshals Service, we are continuing to cooperate with the agency in assessing various alternatives on how to comply with the executive order which appears to be focused on direct contracts with private sector service providers. The U.S. Marshals do not own or operate facilities and instead contract for capacity primarily through inter-governmental agreements and to a lesser extent direct contracts. We operate three facilities that are under direct contracts and nine facilities that are under inter-governmental agreements with the U.S. Marshals.

Despite the challenges of the COVID pandemic and the impact of the executive order on our BOP prison contracts, we are pleased with the strong performance of our diversified business segments. We are proud of our frontline employees who have demonstrated significant strength and dedication over the past year and a half. They have continued to provide humane and compassionate care to all those entrusted to our facilities and programs.

Understanding the challenges our government agency partners face in carrying out their missions during a pandemic, we invested significant resources to mitigate the impact of COVID-19, including $2 million in 45 Abbott Rapid testing devices, and $3.7 million in Bi-Polar Ionization Air Purification System. We recognize that in addition to the challenges that I just discussed, there have been certain concerns regarding our future access to financing. We have adopted a proactive and multifaceted approach to address these challenges. We believe these initiatives are in the best interest of our shareholders and other stakeholders as we work to address our debt maturities and enhance long-term shareholder value.

At this time, I’ll turn the call over to Brian Evans to address these initiatives in more detail and review our results and guidance.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Thank you, George. Good morning, everyone.

Today, we reported second quarter revenues of approximately $565 million and net income attributable to GEO of $42 million. Our second quarter results include $7.5 million pre-tax in onetime employee restructuring expenses, a $3 million pre-tax loss on real estate assets and a $1.7 million pre-tax gain on the extinguishment of debt and $100,000 in the tax effect of adjustments to net income attributable to GEO. Excluding these items, we reported second quarter adjusted net income of $0.42 per diluted share and AFFO of $0.71 per diluted share. Our better than expected performance during the second quarter was driven by continued favorable cost trends, higher occupancies at our U.S. Marshals and ICE facilities and increased revenue and earnings from our electronic monitoring segment.

Moving to our outlook, we have increased our full year 2021 financial guidance to reflect these better than expected results. We expect full year 2021 net income attributable to GEO to be in a range of $167.5 million to $174.5 million on a full year 2021 revenues of approximately $2.23 billion. We expect full year 2021 adjusted net income to be in a range of $1.34 to a $1.40 per diluted share. We expect full year 2021 AFFO to be in a range of $2.51 to $2.57 per diluted share. We expect full year 2021 adjusted EBITDA to be in a range of $441.5 million to $448.5 million.

As we had previously guided, our 2021 projections account for the expected non-renewal of two additional BOP prison contracts, the Big Spring and Flightline facilities in Texas, which have option periods expiring at the end of November.

For the third quarter of 2021, we expect net income attributable to GEO to be in a range of $39 million to $42 million on quarterly revenues of $548 million to $553 million. We expect third quarter 2021 AFFO to be between $0.62 and $0.64 per diluted share.

For the fourth quarter of 2021, we expect net income attributable to GEO to be in a range of $36 million to $40 million on quarterly revenues of $538 million to $543 million. We also expect fourth quarter 2021 AFFO to be between $0.59 and $0.63 per diluted share.

Moving to our capital structure, at the end of the second quarter, we had approximately $483 million in cash on hand resulting from the previously announced drawdown of our revolving credit facility. Our decision to draw on our revolver was a conservative precautionary step to preserve liquidity, maintain financial flexibility and obtain additional funds for general corporate purposes. We will revisit the revolver draw-down at the end of the next quarter.

Accounting for our $483 million of cash on hand, our net recourse debt currently stands at $2.1 billion, not including non-recourse debt, finance lease obligations or the mortgage on our corporate headquarters.

With our current cash on hand and improving financial outlook, we expect to continue to proactively examine our options to address our funded recourse debt in due course, including our near-term maturities, which encompass our 2023 and 2024 senior unsecured notes and our senior secured credit facility. Our earnings and cash flows have continued to exceed our prior expectations and we believe we will be able to address our debt maturities in due course on reasonable terms.

We recognize there have been concerns regarding our future access to financing. We have adopted a proactive approach to address this concern as we continue to focus on debt reduction and deleveraging. In 2020, we reduced our net recourse debt by approximately $100 million. During the first half of 2021, we further reduced net recourse debt by approximately $105 million representing significant progress toward our previously articulated goal of reducing net recourse debt by between $125 million and $150 million in 2021. We intend to remain focused on debt reduction and de-leveraging during the second half of the year. Given our improved financial performance, we are increasing our target range for net recourse debt reduction to at least $150 million to $175 million in 2021.

Our multifaceted strategy also includes various initiatives we have previously announced, including our exploration of potential asset sale opportunities and our engagement with financial and legal advisors to assist us in reviewing capital structure alternatives.

As mentioned on prior earnings call, we suspended our quarterly dividend as our board continues to study our corporate tax structure. We expect to conclude our evaluation in the fourth quarter of 2021. And if we decide to maintain our REIT status, an additional dividend payment may be required before year end in order to meet the minimum REIT distribution requirements under the tax code. The substantial majority of such dividend would be paid in stock and the remainder would be paid in cash.

With respect to asset sales, during the first half of the year, we completed the sale of three real estate assets in our Reentry segment totaling approximately 700 beds. On July 1, we also completed the sale of certain non-real estate assets in our Youth services segment. On a combined basis, these sales generated net proceeds of approximately $27 million.

At this time, I will turn the call over to James Black for a review of our GEO Secure Services segment.

James H. Black

Senior Vice President & President-Secure Services, The GEO Group, Inc.

Thank you, Brian.

Good morning, everyone. It is my pleasure to join you today to provide an update on our GEO Secure Services business unit.

During the first half of 2021, our frontline employees have continued to address the ongoing challenges associated with the COVID-19 pandemic. Throughout the global pandemic, we have implemented several mitigation initiatives. Our Secure Services facilities put in place policies and controls consistent with guidance issued by the Centers for Disease Control and Prevention, including practices and procedures related to quarantine, cohorting and medical isolation.

We continue to exercise paid leave and paid time-off policies to allow our employees to remain home as needed. We have made face mask and cleaning supplies available to all of our facilities. We made a significant investment of $2 million to deploy Abbott Rapid testing devices across our facilities, which has allowed us to screen new arrivals at intake so that positive COVID-19 cases can be properly quarantined and isolated. Through the end of the second quarter, we had administered over 137,000 COVID tests at our Secure Services facilities. We also invested $3.7 million to install bipolar ionization systems at select Secure Services facilities to reduce the spread of airborne bacteria and viruses.

Over the course of this year, we have been working closely with our government agency partners and local health departments to make vaccinations available at all of our facilities. At the end of the second quarter, over 26,000 COVID vaccinations had been administered at our Secure Services facilities. We are continuously evaluating our mitigation steps and we’ll make adjustments based on updated guidance by the CDC and other best practices.

With respect to our recent operational activity, in May, we completed the previously announced ramp-down and deactivation of our Great Plains BOP facility in Oklahoma. As we have discussed in January of this year, the President issued an executive order directing the U.S. Attorney General to not renew Department of Justice contracts with privately operated criminal detention facilities. As a result, we continue to prepare operationally with the expectation that our remaining prison contracts with the BOP will not be renewed when the current auction periods expire, including our Big Spring and Flightline facilities in Texas, which expire at the end of November 2021.

During the second quarter, we experienced an increase in census levels across our U.S. Marshals and ICE facilities. As we have noted previously, unlike the BOP, the U.S. Marshals do not own and operate their facilities. The U.S. Marshals contract for bed capacity which is generally located in areas near federal courthouses to house pre-trial offenders who have been charged with federal crimes. The U.S. Marshals contract for facilities primarily through inter-governmental agreements and to a lesser extent direct contracts. We currently operate three detention facilities that are under direct contracts and nine detention facilities that are under inter-governmental agreements with the U.S. Marshals. The three direct contracts are up for renewal at various times over the next few years, including one in late 2021. We are cooperating with the U.S. Marshals to assess various alternatives on how to comply with the executive order, which appears to be focused on direct contracts.

With respect to our ICE processing centers, the executive order did not cover agencies outside of the Department of Justice. Our ICE processing centers are highly rated by national accreditation organizations and provide high quality services in a safe and humane environment. All those entrusted to our care are provided culturally sensitive meals approved by a registered dietician, clothing, 24/7 access to healthcare services and full access to telephones and legal services. Recreational amenities at our ICE processing centers include flat-screen TVs in the housing areas, multi-purpose rooms, outdoor covered pavilions and artificial turf soccer fields. Healthcare staffing at our ICE processing centers is approximately more than double that of our state correctional facilities.

This higher level of healthcare staffing is needed to provide appropriate treatment for individuals who have numerous and diverse health and mental health needs. We have provided these high quality professional services for over 30 years under Democratic and Republican administrations.

Move into our state segment. The census level at our state correctional facilities have remained stable. And during the most recent state legislative sessions, we were pleased to have received approval for additional funding to support per diem increases, and wage increases or bonuses at some of our facilities. In Florida, our managed-only contracts for the Bay, Moore Haven and Graceville facilities were part of a recent rebid procurement, which initially resulted in an award to a different service provider. Following a protest of the procurement, we were able to retain the management contract for the Moore Haven facility and we’ll transition the Graceville and Bay contracts during the third quarter.

Finally, with respect to new procurements, we will be responding to the State of Arizona, which has issued a request for proposal for up to 2,700 beds, which can be located either in-state or out-of-state.

At this time, I would like to turn the call over to Ann for a review of GEO Care.

Ann M. Schlarb

President-GEO Care & Senior Vice President, The GEO Group, Inc.

Thank you, James, and good morning, everyone. I’d like to update you on our GEO Care business unit.

During the first half of the year, our facilities and our employees have remained focused on our COVID-19 mitigation strategies. All of our residential facilities have put in place quarantine and cohorting polices and additional entry-screening measures. We have focused our efforts on increased sanitation, testing and deploying face masks. And our employees continue to have access to paid leave and paid time-off to remain home as needed. We continue to evaluate our mitigation steps and will make adjustments as appropriate and necessary based on updated guidance by the CDC and other best practices.

Despite the challenging operational environment, our employees have continued to strive to deliver high quality rehabilitation and reentry programming to those in our care, often in innovative ways, including through virtual technology. During the second quarter, our GEO Reentry Services division successfully renewed 14 residential reentry contracts, totaling more than 2,300 beds, including five reentry contracts with the Federal Bureau of Prisons.

We were also recently awarded a new contract with the BOP for a 118-bed residential reentry center in the Tampa, Florida area, which we expect to activate in the second half of 2021. This represents the first new BOP residential reentry contract awarded to GEO Care in several years.

With respect to our Youth services division, on July 1, we completed a divestiture of the division, which has been reorganized as its separate independent, not-for-profit 501(c)(3). The divestiture included the sale of certain non-real estate assets for a total consideration of approximately $10 million. This sale resulted in the assignment of our Youth services management contracts to the independent not-for-profit entity. GEO Care retain the ownership of our Youth services real estate assets, and has entered into lease agreements for the six company owned Youth facilities.

Moving to our BI electronic monitoring division, we are pleased with our strong performance during the second quarter with revenues growing by more than 7% sequentially from the first quarter of 2021. We remain optimistic regarding future growth opportunities for BI, which provides a full suite of electronic monitoring and supervision solutions with leading market shares across different electronic monitoring products and technologies.

Finally, we remain committed to expanding the delivery of our GEO Continuum of Care program, which integrates enhanced in-custody rehabilitation, including cognitive-behavioral treatment with post-release support services such as transitional housing, transportation, clothing, food, and job placement assistance. Our GEO Continuum of Care program is part of GEO’s contribution to criminal justice reform. We believe that it provides a proven successful model and how the 2.2 million people in the criminal justice system can be better served in changing how they live their lives.

Our award winning program is not in competition or in conflict with other national initiatives regarding offender sentencing reforms. In fact, we applaud these efforts. Our efforts seek to draw national attention to the many still incarcerated in need of a more structured and comprehensive approach to rehabilitation. We also believe that the success of our Continuum of Care positions GEO to pursue additional quality growth opportunities.

At this time, I’ll turn the call to our new CEO, Jose Gordo, for closing remarks.

Jose Gordo

Chief Executive Officer & Director, The GEO Group, Inc.

Thank you, Ann.

It’s my pleasure to join George and the rest of our talented management team, as we work through together to execute on the future strategic direction of our company. As you have heard today, our company’s operational and financial performance remains strong, despite the challenges associated with the COVID-19 pandemic and the recent federal policy actions leading to the non-renewal of some of our contracts.

We recognize that there have been concerns regarding our future access to financing, and we have taken proactive steps to address these concerns. We believe that our focus on debt reduction, the review of potential asset sales, the evaluation of our corporate tax structure and the hiring of financial and legal advisors are all prudent steps as we work towards addressing our future debt maturities. We are pleased with the improving financial trends across our diversified business units, and we remain focused on enhancing the long-term value of our shareholders.

We have provided high quality professional services for over 30 years at the state and federal level under both Democratic and Republican administrations and under legislative branches controlled by both parties. And we believe that our company remains resilient with strong earnings and cash flows that are supported by valuable real estate assets and diversified contracts entailing essential government services.

That completes our remarks, and we will be glad to take questions.

Question And Answer Section

Operator

Thank you. [Operator Instructions] Our first question comes from Joe Gomes with Noble Capital. Please go ahead.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Thank you. A nice quarter, guys. Thanks for taking my questions.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Thank you.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

First question I had, looks like operating expenses as a percent of revenues declined pretty dramatically both sequentially and year-over-year. I was wondering if you could give us a little insight as to what is going on there to cause that, and is that a trend you would expect going forward or would you think the percentage goes back up to a more normal level?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, I think our projections for the second half of the year that reflected we expect operating expenses to increase them as populations at the facilities continue to increase. Some of that increase in expense will obviously be offset by increasing revenues as the populations increase. But as we mentioned in the call, that’s one of the significant reasons really this quarter, last quarter, and even last year that we’ve performed better than expected. I think that the cost controls have been very effective at the operational level, especially as we’ve seen some of these lower occupancy levels. And also, I think we’ve seen a decline in the level of expense associated with some of the interventions or measures that we had to take to mitigate COVID. We’re still experiencing those costs, but they’re not as significant maybe as they were historically.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Right. Right. Okay. Thanks on that one. And you mentioned that the ICE populations have increased, I think you said a 100%. How close are we or have we broken through the contracts, the minimum level guaranteed payment levels and what are you guys’ thoughts on the potential removal of Title 42 for single adults coming across the border?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

With respect to the ICE census, we’re still significantly below the – some of the minimum guarantees provided in the contract. With regard to Title 42 as revealed most recently in the media, I think there’s been a delay in reversing that policy. So we are really unclear as to if and when that policy will be reversed, but if it is reversed, we would expect that it would increase the population levels at our ICE facilities.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. And then one on the BOP, looking at the BOP website, it says, they have at the end of July roughly 130,500 inmates. BOP capacity is roughly 135,000. But they’re still saying that there’s 9,500 inmates in private facilities. So, a simple math would say for their capacity is 135,000 and you’re adding roughly 10,000 to 130,000 that they would be over-capacity once again. To your knowledge, are they out there expanding capacity any, or is there the potential going forward that if they reached their capacity, that they would maybe put – call a halt to some of this policy that is calling for non-renewals?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

We don’t really have a unique insight into their capacity levels other than what you just mentioned. And with respect to any organizations, facilities’ capacity levels, I think COVID plays an important factor as to what the true capacity is of any particular facility, because of the need for separation of individuals who may be affected with COVID. So we’ve noticed a slight uptick in our own BOP facilities. And we were watching that and we are a responsive partner to the BOP as to their needs, whether they want to continue these facilities or discontinue them, it’s up to them. And I’m sure the COVID situation has something to do with their planning.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay, great. And one last one for me, and I’ll get back in queue. You mentioned the Arizona opportunity, is there anything else out there, the federal or state level in the near to medium term that you guys would be looking to bid on?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

There’s nothing that we can publicly discuss at this time.

Joe Gomes

Analyst, Noble Capital Markets, Inc.

Okay. Thank you very much.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Thank you.

Operator

Our next question comes from Mitra Ramgopal with Sidoti. Please go ahead.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Yes. Hi, good morning, and thanks for taking the questions. First, just wanted to get a sense as you look out to the second half of the year, the guidance with the surge we’re seeing in the Delta variant, what do you – do you anticipate it having a material effect on populations and maybe ratcheting it up back with some of the expenses you might’ve been able to eliminate this last quarter?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, like I said earlier, we’ve assumed some of the benefit from the cost savings that we’ve seen, but we continue not to take all of that into account because we do think that those expenses will go up some as revenue goes up. So the run rate for the margin and the performance is a little bit lower in the second half of the year in Q3 and Q4 relative to our performance in Q2.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks. And could you remind us where you are roughly as it relates to vaccinations among the population and also maybe employees?

James H. Black

Senior Vice President & President-Secure Services, The GEO Group, Inc.

Through the end of the second quarter, we administered over 137,000 COVID tests at our Secure Services facilities.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. No, that’s great. Thanks. And just wanted to touch on the electronic monitoring segment. Clearly, that was nice growth you’re seeing there. And I was just curious in terms of, again, maybe sort of second half or even longer term, how you see that business, maybe ramping.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

So again, we don’t get into specific contract or clients exactly what we’re assuming on our population targets, but, yeah, the numbers in the EM market has improved and we’ve taken that into account and there’s some continued, expected improvement in that during the second half of the year.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay, thanks. Could you maybe just provide a little color on the restructuring expenses you saw in the quarter, the one-time employee restructure?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Well, I think we come up with a plan, a general plan in coordination with our legal and financial advisors, and we have certain milestones that are embedded in that plan and hope to achieve those milestones within a period of, I would estimate, 9 to 12 months. So we have a plan with milestones and we’re proceeding on that plan and we hope to complete the plan objectives within 9 to 12 months.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay, thanks. And as it relates to maybe a write-down, I think, the plan is still – is to conserve cash, reduce debt as opposed to maybe focusing a little more on expansion, but I was just curious maybe on the international [indiscernible] (00:35:06) opportunities there for you.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

There appears to be some opportunities in Australia that I can’t get too specific about, but that we are focusing on Australia at this time.

Mitra Ramgopal

Analyst, Sidoti & Co. LLC

Okay. Thanks again for taking questions.

Operator

Our next question comes from Henry Coffey with Wedbush. Please go ahead.

Henry Coffey

Analyst, Wedbush Securities, Inc.

Good morning and thank you for taking my question. Really two different topics that have come up multiple times, but I’ll ask them in my own way. So can you give us an overview of your COVID statistics? How is the disease progressing relative to the overall general population, given your control of that population group, or you’re having trouble getting people vaccinated? If you gave us a full profile of the prison population, as it applies to COVID, that would be the insightful, and then give us some sense of how it compares to the overall population.

James H. Black

Senior Vice President & President-Secure Services, The GEO Group, Inc.

The specific numbers I don’t have in front of me, but I can tell you that the numbers are back down to where they were in March of 2020. So we are managing this pandemic the best we possibly can. At the end of the second quarter, we had provided over 26,000 COVID vaccinations. And we believe the vaccinations are working. We believe we have a hold of it the notwithstanding, but we believe we have managed it effectively and that we have it under control.

Henry Coffey

Analyst, Wedbush Securities, Inc.

With 26,000...

James H. Black

Senior Vice President & President-Secure Services, The GEO Group, Inc.

Go ahead.

Henry Coffey

Analyst, Wedbush Securities, Inc.

I am sorry. 26,000 vaccinations is what percentage of the overall population, and is that 26,000 divided by two or 26,000 double shots or whatever is required?

James H. Black

Senior Vice President & President-Secure Services, The GEO Group, Inc.

Those are total vaccinations. 26,000 total vaccination.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

It’s total vaccination.

Henry Coffey

Analyst, Wedbush Securities, Inc.

So that’s 13,000 inmates.

James H. Black

Senior Vice President & President-Secure Services, The GEO Group, Inc.

Yeah.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Yeah.

Henry Coffey

Analyst, Wedbush Securities, Inc.

Correct?

James H. Black

Senior Vice President & President-Secure Services, The GEO Group, Inc.

Yeah.

Henry Coffey

Analyst, Wedbush Securities, Inc.

And that’s what percentage of the overall prison – of your overall population?

James H. Black

Senior Vice President & President-Secure Services, The GEO Group, Inc.

About 33%.

Henry Coffey

Analyst, Wedbush Securities, Inc.

So about a third of your population is vaccinated. Is there a reason why that’s not higher or that’s kind of like Tennessee or Missouri, which is a very low vaccination rate?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

We can’t force individuals to become vaccinated and some specifically refuse to do so. We make it available, but we can’t force it.

Henry Coffey

Analyst, Wedbush Securities, Inc.

Right. So you’re running into the same resistance that we’re seeing in the general population.

James H. Black

Senior Vice President & President-Secure Services, The GEO Group, Inc.

Yeah. Yeah.

Henry Coffey

Analyst, Wedbush Securities, Inc.

So, on a...

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Yeah. Previously in our ICE facilities in particular, we have doubled the number of healthcare staff that you would find in a correctional facility. So we have plenty of healthcare resources onsite for anybody who becomes sick. We can treat them, we can separate them. If they become adversely symptomatic, we can take them to the hospital. So, we have all of the resources we believe that almost better than the general population. And when you think about it, people can walk down the hallway and get immediately treated, but we can’t force to be vaccinated.

Henry Coffey

Analyst, Wedbush Securities, Inc.

You’re up against the same problems that every healthcare professional is up against. You can take a horse to water, but you can’t make them drink.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Well, I’m just been alerted that the 26,000 fully vaccinated is 60% of our population.

Henry Coffey

Analyst, Wedbush Securities, Inc.

Oh, that’s excellent. That’s now we go from C minus to you’re doing a better job, particularly relative to your geographies.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Yeah. We had a text message from our healthcare services division to help refresh our memories.

Henry Coffey

Analyst, Wedbush Securities, Inc.

Well, tell them congratulations. The second question is, as you go through your capital planning, I have my own prejudices on this subject, but what is the thought about preferred and common equity? Just fattening up the balance sheet, live to play another day, preserve the franchise, and then find avenues for growth, but with a more conservative capital structure.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, I think as George said, we’re continuing and we’re working through evaluating what makes the most sense and we’ll progress that over the next 6 to 12 months. And certainly nothing is off the table.

Henry Coffey

Analyst, Wedbush Securities, Inc.

We’re outsiders looking in with our own opinions. Can you lay out more of the plan for us so we can know? Obviously our opinions are just that, our opinions, but if we knew more about the criteria that you were thinking through, that would be constructive as well.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, I think at a high level, our focus is to renegotiate the credit, the bonds, the senior credit facility on reasonable terms. We are focused on repaying the debt. We’re not looking to take a discount. We’re not – we’ll certainly look at equity, but we’re not going to issue equity at these prices. We don’t think it’s necessary. The company continues to perform well. Our cash flows are very solid. We’re continuing to delever. So we think we’re in an excellent position to delever the company just through operational cash flows and some modest asset sales. And we’re going to continue down that path. And as George said, I think in the next 6 to 12 months, we’ll reset the cap structure.

Henry Coffey

Analyst, Wedbush Securities, Inc.

That’s what I was sort of asking something along those lines. Based on your current guidance and cash flow expectations, how much of that would you dedicate towards paying down debt and how fast do you think you could start paying down the senior notes?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, as we said, this year we’re pretty comfortable with the range that we’ve put out of $150 million to $175 million. And I think that’s not an unreasonable target going forward, depending on what we ultimately decide to do with our status as a REIT. And that’s part of what we’re evaluating through the balance of this year. And we’ll determine what we expect our leverage to look like over a three to five year period.

Henry Coffey

Analyst, Wedbush Securities, Inc.

Great. Well, thank you for answering my questions and tell your healthcare people congratulations on a job well done.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Thank you.

Operator

The next question comes from Kirk Ludtke with Imperial Capital. Please go ahead.

Kirk Ludtke

Analyst, Imperial Capital LLC

Hello, everyone. Can you hear me?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Yes, we can.

Pablo E. Paez

Executive Vice President-Corporate Relations, The GEO Group, Inc.

Yeah.

Kirk Ludtke

Analyst, Imperial Capital LLC

Great. Thanks for taking the question. If I’m reading page 11 of the supplement correctly, the occupancy rates were down sequentially, and I’m just curious and it looks like at both the state and the federal level. So at the federal level, is the decline because the Bureau of Prison population is more than offsetting the increase at ICE and the U.S. Marshals? I just want to confirm that. And then at the state level, I’m not quite sure. Can you give us some color as to what might be happening at the state level?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

I think the state occupancies are pretty stable and probably increasing slightly as George mentioned, the BOP populations were down maybe earlier in the quarter, but those have started to trend up. The U.S. Marshals similarly have improved. I think some of it is just a mix of – and the impact in the quarter of facilities going away and being idle. So, once the facility is out of the calculation for the full quarter, then you don’t have the impact of the idle beds, but for facilities that were in place for part of the quarter, you have the facilities, they have revenue producing beds for one third or two thirds of the quarter, and then the rest of the periods are empty. So, because of some of the transition that’s going on at some of these facilities during the quarter with facilities becoming idle, I think that’s skewing the number some.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay. Thank you. I appreciate that. A quick question on monitoring. Is the growth CapEx that you spend there, is that required under the contract, or is that CapEx you can cut off if the growth rates don’t materialize?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

So, some of the CapEx there, the growth CapEx, as you would expect, is developmental to continue to improve the services and the products that we have. Some of it is related to changes in technology, the cellular platform that the model the GPS units currently operate on is changing in a couple of years. And so, we’re transitioning to that. And then some of it, yes, is just driven by increased number of units that need to be in the system. And if that were to change, then obviously we reduce the CapEx associated with that. So, it’s kind of a mix of all three.

Kirk Ludtke

Analyst, Imperial Capital LLC

Yeah, that makes sense. Well, maybe asked a little bit differently, if the growth doesn’t materialize, what would the cap –what would you expect? Can you give us a range as to what CapEx would be for monitoring?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

On an ongoing basis, I think, including the transition to the new cellular technology over the next couple of years, you’re probably looking at $25 million or so a year.

Kirk Ludtke

Analyst, Imperial Capital LLC

Okay. That’s helpful. Thank you. The asset sales, the facilities you sold during the quarter, did those – were those sold with a contract?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

No. So as we’ve articulated in the past, the asset sales are primarily related to facilities that are currently inactive. There may be a few that we’re looking at that are underutilized, but none of the facilities that have been sold thus far are active facilities.

Kirk Ludtke

Analyst, Imperial Capital LLC

Great. Thank you. And so, is that a divestiture price per bed? Is that something – I know these were reentry facilities, but is that a way to value or substantiate the value of the other idle facilities? Is there any reason why that would not be a good methodology to use?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

It’s really – I don’t think there’s enough there to be able to do it that way, because these facilities are located in a lot of times in urban settings and there’s different economic factors going on in some of those urban areas. Some of them that, there’s more development and positive growth, so the assets may have greater value. And in some locations, they’re not as much. So, you can’t really do it on a take all of that and measure it across the whole portfolio.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

They’re very small-scale facilities. They’re sometimes located in residential areas. So, they really don’t compare well with the large-scale, high security facilities that we operate in the Secure Services division.

Kirk Ludtke

Analyst, Imperial Capital LLC

I appreciate. Thank you. And then one last question, if I may, I forgot something and with respect to monitoring, I think, you’ve probably answered this before, but I’m just – I was hoping to revisit. What are the synergies between monitoring in your core business? And does the outlook for monitoring change if it’s not affiliated with Geo? Good or bad?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, I think as we said, we provide sort of a spectrum of services and the electronic monitoring is in the non-secure setting. There is some overlap between our reentry residential contracts that use some of the electronic monitoring services that we provide, but generally it’s – their independent business lines are Secure Services businesses, separate contracts, RFP processes, our reentry facilities, separate contracts and separate RFP processes. And all of the electronic monitoring business is separate contracts, RFP processes, and really has the most – the EM business has the most broader, diversified clientele with over – I think over a thousand contracts in operations in all 50 states across federal, state and local services. But they’re not integrated contracts between corrections, reentry and electronic monitoring. They’re all separately bid programs.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

And it’s a separate organization with corporate offices in Colorado with I think approximately 300 people.

Kirk Ludtke

Analyst, Imperial Capital LLC

Interesting. Do you disclose the split mandates by customer anywhere, or would you?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

No, our mandates are provided, I think, between our types of facilities like secure, non-secure and along those lines, but not specifically by customer.

Kirk Ludtke

Analyst, Imperial Capital LLC

Thank you. That’s all I have.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Thank you.

Operator

The next question comes from Joseph Farricielli with Cantor Fitzgerald. Please go ahead.

Joseph J. Farricielli

Analyst, Cantor Fitzgerald

Good morning. Thanks for the call. I think you have two locations that came offline and you have five of the reentry coming back online and some assets sitting idle. Could you give us a little more color on what the cost is to have an idled facility? What it entails to, I guess, maybe keep it warm and ready to go, and then some of the costs to launch or restart a facility? And what kind of costs that entails?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Well, you have the depreciation cost of a facility and that could be on our large-scale facilities, $1 million or more, slightly more. Then you probably have the cost of approximately two to three onsite individuals that would be looking after the facilities, somebody for HVAC, somebody for plumbing, somebody for electrical and security devices. Then there’s the cost of the utilities that the toilets have to be flushed, the lights have to be turned on, that kind of thing. So, it could be a couple of million dollars a year. And then the primary startup costs are for people. It’s hiring the people and getting them trained to take on their jobs. And that usually takes 30 to 60 days.

Joseph J. Farricielli

Analyst, Cantor Fitzgerald

So, you don’t keep a skeleton security staff ready to go. You would lay off the staff other than the maintenance crew that you discussed?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Yes.

Joseph J. Farricielli

Analyst, Cantor Fitzgerald

Okay. And then just switching gears, on the dividend, what percentage would need to be in cash to maintain the REIT status and how much could be in kind?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, the current rules right now, I think, are at the minimum split is 80-20. So, you can go above that, but you can’t go less than that. So, 20% at least has to be in cash to qualify.

Joseph J. Farricielli

Analyst, Cantor Fitzgerald

And how much of your revenues are attributed to REIT revenue because not all of your revenue is REIT related, real estate related revenue?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yeah, I don’t have that exact split. I mean, we’re well within the compliance rules. Within the REIT, it’s 90%, 98% or so of our revenue. But the non-real estate related revenue is going to be the BI business or the electronic monitoring business, our international facilities, our non-owned facilities in the US. So probably 40%, maybe a little north of that, of our revenue is not tied to our real estate.

Joseph J. Farricielli

Analyst, Cantor Fitzgerald

Okay. Very good. Thank you.

Operator

Our next question comes from Jordan Sherman with Ranger Global. Please go ahead.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Yeah. Wondered if you could discuss what’s driving the increase in census for both U.S. Marshals and ICE, Title 42 still in place, and it’s going to remain in place. So, I’m wondering what’s been driving that. And then if you can talk about, what do you think the outlook for those censuses are? [indiscernible]

James H. Black

Senior Vice President & President-Secure Services, The GEO Group, Inc.

(00:55:10)

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Yeah, we don’t know exactly. We would assume that the border crossings have a lot to do with it.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Yeah, there are – I mean, obviously there are a lot of people – the encounters are up significantly. But I guess I was under the impression with Title 42, they were turning back everyone.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

I mean, that’s not accurate. So, there’s like last month, I think in July, there was over 200,000 apprehensions or encounters if you want to call them that. About 50% of those were returned under Title 42, but 50% or thereabouts were still allowed to enter the country. Some of those are unaccompanied minors, some of them are family units, but some of them for various reasons may also be adults that for security reasons or law enforcement reasons, those people end up in detention. So that’s why we’re seeing the ICE detention numbers start to increase. We’re also seeing increased participation in the ISAP program, and there’s a spillover effect in the U.S. Marshals as a result of some of that activity.

So, you’re right, that a lot of people are being returned. And as George said earlier, when Title 42 is lifted, there will be a spillover effect that in various areas across the board, and nobody knows exactly what that’ll look like yet.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Right. But even barring a removal of Title 42, which I know there is efforts to with the ACLUs suing to get that removed, but as recently renewed, even barring that as long as the border numbers encounters go up, we should seek a continued rise in census.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

I think still because of, there are some Congressional laws that determine a class of people that have to be detained. If they find somebody who has a criminal background, that is wanted for crimes in the U.S. for instance, and he crossed the border, they’re required by law to detain him. They can’t just send him back to Mexico.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

So, there is a certain class of individuals that are required to be detained. And we’re apparently just seeing more of them come across the border and in the hopes of trying to escape the border patrol, but some of them were getting caught and those people are being placed into Marshals and ICE facilities.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay, great. And then is it the Western Regional Detention Facility, is that the next Marshals contract that is up for renewal discussion?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Yes, it is.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Is that the one where the most near term? And then are you in the continued discussion – I’m sorry.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Yeah, we’re continuing our discussions with the Marshals Service as to how to realign that contract in compliance with the President’s executive order.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Along those lines, has there been any pushback on the, I guess, it was a [indiscernible] (00:58:35) CoreCivic facility that went from a direct to I guess a more indirect contract route?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

I think he is talking about the Northeast Ohio facility that went to – that was a direct contract and became an IGSA, that’s been previously [indiscernible] (00:58:56).

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

But I don’t think there’s been any pushback on the idea. No. Sure no.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

So, I guess does that – do you think in many ways that sets the template for perhaps what will happen with direct contracts? Or is it too early to say if that’s a template?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

It’s too early to say.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay. And then you mentioned Arizona, I guess. Weren’t there – I ’m trying to remember the name Hawaii, Idaho, Alaska, other Vermont, maybe some of them have come and gone already, but weren’t there other states looking for additional capacity?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Yes, the State of Hawaii has issued a notice of interest indicating they want to build a new facility in Hawaii. But that procurement won’t take place until I believe sometime next year.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Arizona is in the planning stages of shutting down one of its major institutions sometime next year. So, it’s in the beginning stages of an RFP process asking for bidders to identify potential facilities to hold a population of up to 2,700 high security prisoners. And we think that will likely resolve in at least two separate locations to hold that many high security prisoners. So, we are responding to that procurement.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

And where is the facility you will offer up or facilities?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Well, we’re not saying.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay, that’s fine. But you have some in surrounding areas would anything in California be eligible for that?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Would it be – I don’t think so.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay. And then Idaho?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

And we don’t have any empty facilities in California.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay. That’s fair, fair enough. I just was – I meant more conceptually would something in California be possible considering the state of play in California?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

I’m not aware. No, I think there’s a state law restriction about taking in out of state prisoners in the state. And I’m not aware of any empty available facilities in the state.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

I guess they’re dominion over potential federal contracts would be different than their dominion over competing state contracts, I guess.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Yes. But there aren’t any empty facilities either in California.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Either, no, I appreciate that. I appreciate that point. And nothing in Idaho, was there something in Idaho? Or I’m mistaken?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Idaho, I think, is looking for beds. They recently moved some...

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Alabama.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Yeah.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Alabama, I know the mess in Alabama. Okay.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Alabama has been trying to develop three large scale facilities for, I think, approximately 3,000 beds. But there was a funding...

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Each?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

...financing problem with that, and they’re trying to come up with a different strategy on how to do it.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

But no updates on that either at the moment?

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

No.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

No, because they’ve got a little federal oversight problem at the moment. What else is there? Oh, businesses, are we at exploring the possibility of sales of any other potential business or assets or things without – I’m not asking to identify them specifically, but I’m saying is that still on the table things like that?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

Well, what we said publicly is we’re looking at asset sales probably in the [ph] $50 million (01:03:09) to $100 million range, mostly related to idle facilities or underutilized assets.

Jordan M. Sherman

Portfolio Manager, Ranger Global Real Estate Advisors LLC

Okay. Perfect. All right. Thank you very much.

Operator

Our next question comes from Oren Shaked with BTIG. Please go ahead.

Oren Shaked

Managing Director, BTIG LLC

Yeah, hi, good morning. You referenced this earlier. I just wanted to confirm, is it fair to say that you’ve not used and don’t have any near-term plans to use the $300 million ATM that you announced on June 28?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

We have not used it and we have it available to use if management sees fit or sees appropriate. I think what we said earlier is not that we wouldn’t use it, just that we would prefer not to issue equity at these prices. We believe that equity is undervalued and we’re not intending to issue...

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

It’s just a re-authorization.

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

...we reauthorize it to $300 million.

Oren Shaked

Managing Director, BTIG LLC

Got it. Okay. Thank you. And also, you mentioned that you expect to be able to address the debt maturities in due course on reasonable terms. Does that suggest that you would expect to refinance the 2023 and 2024 bonds? Are you looking also at other options, such as a debt exchange or kind of give us maybe a little bit more clarity if you wouldn’t mind on how exactly you are thinking about those bonds?

Brian R. Evans

Chief Financial Officer & Senior Vice President, The GEO Group, Inc.

So, we haven’t engaged with any of the lender groups yet. As we’ve said, we’ve brought on financial advisors who are looking at our options. I think some of what we’re looking at, as we said, is to reduce our total debt outstanding. So, some of that may result in 2023 is being reduced or there may be less unsecured debt. There may be less secure debt. We’re working through the mix of how that’s going to look with the advisors. And when we engage with the groups.

Oren Shaked

Managing Director, BTIG LLC

Thank you very much.

Operator

This concludes our question-and-answer session. I would like to turn the conference back over to George Zoley for any closing remarks.

George C. Zoley

Executive Chairman & Founder, The GEO Group, Inc.

Okay. Thank you for your participation in this call and look forward to addressing you on the next.

Operator

The conference has now concluded. Thank you for attending today’s presentation. You may now disconnect.